Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - August 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	1998-8 $602MM 9/18/2005
Yield	15.64%	15.64%	15.64%	15.64%	15.64%
Less: Coupon	3.88%	3.88%	3.83%	3.99%	3.83%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.90%	5.90%	5.90%	5.90%	5.90%
Excess Spread:
August-05	4.36%	4.36%	4.41%	4.25%	4.41%
July-05	4.56%	4.51%	4.56%	4.39%	4.57%
June-05	4.68%	4.64%	4.69%	4.48%	4.68%
Three Month Average Excess Spread	4.53%	4.50%	4.55%	4.37%	4.55%

Delinquency:
30 to 59 Days	1.17%	1.17%	1.17%	1.17%	1.17%
60 to 89 Days	0.81%	0.81%	0.81%	0.81%	0.81%
90+ Days	1.70%	1.70%	1.70%	1.70%	1.70%
Total	3.68%	3.68%	3.68%	3.68%	3.68%

Principal Payment Rate	15.45%	15.45%	15.45%	15.45%	15.45%

Series Deal Size Expected Maturity	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	15.64%	15.64%	15.63%	15.65%
Less: Coupon	4.07%	3.84%	3.83%	3.81%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.90%	5.90%	5.89%	5.90%
Excess Spread:
August-05	4.17%	4.40%	4.41%	4.44%
July-05	4.31%	4.56%	4.56%	4.63%
June-05	4.41%	4.68%	4.68%	4.74%
Three Month Average Excess Spread	4.30%	4.55%	4.55%	4.60%

Delinquency:
30 to 59 Days	1.17%	1.17%	1.17%	1.17%
60 to 89 Days	0.81%	0.81%	0.81%	0.81%
90+ Days	1.70%	1.70%	1.70%	1.70%
Total	3.68%	3.68%	3.68%	3.68%

Payment Rate	15.45%	15.45%	15.45%	15.45%